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                                                                EXHIBIT 10.34


                              EMPLOYMENT AGREEMENT
                              --------------------


          This Agreement made and entered into as of the 1st day of January 2000, by and between INTERLIANT, INC., a Delaware corporation, having a place of business at Two Manhattanville Road, Purchase, NY 10577 ("Employer"), and, KRISTIAN NELSON having an address at 19702 Emerald Leaf, Houston, TX 77094 ("Employee").


                                  WITNESSETH:
                                  -----------


          WHEREAS, Employer is engaged in the IT consulting, Internet Web and application hosting, and related services business;

          WHEREAS, Employer desires to employ Employee as a Senior Vice President, Operations of Employer, and Employee desires to be so employed by Employer, all pursuant to the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

     1.  Definitions.

          As used herein, the following terms have the following meanings:

          "Agreement" shall mean this Agreement and any amendments hereto.
           ---------

          "Agreement Term" shall have the meaning ascribed to it in Section
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          2(a).

          "Base Salary" shall mean the Employee's annual salary as determined
           -----------
          pursuant to Section 5(a) hereof.

          "Board" shall mean the Board of Directors of the Employer.
           -----

          "Cause" shall have the meaning ascribed to it in Section 9.
           -----

          "Employment Year" shall mean each consecutive twelve (12) month period
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          during the Agreement Term, the first of which shall commence on the date hereof.

          "Intellectual Property" shall have the meaning ascribed to it in
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Section 4(d).


     2.  Agreement Term.

         (a) The Employer will employ the Employee and the Employee will work for the
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Employer for a term of seventeen (17) months commencing as of January 1, 2000 and ending on May 31, 2001, unless sooner terminated as provided in Section 2(b) or in accordance with Section 9, or in the event of death or disability of the Employee as provided in Section 2(c) (the "Agreement Term").

          (b) This Agreement may be terminated by the Employer for Cause prior to the end of the Agreement Term on such date as shall be specified in a notice given by the Employer to the Employee

          (c) In the event of the death or disability of the Employee during the Agreement Term, this Agreement shall terminate as of the date of such death or as of the date of determination that such disability has occurred and the Employee's estate or the Employee, as the case may be, shall be entitled to receive (i) any and all accrued and unpaid portions of the Base Salary to the date of death or disability, (ii) all of the benefits to which the Employee would be entitled pursuant to Sections 7 and 8 hereof to the date of death or disability, and (iii) in the case of the death of the Employee, such other payments and benefits as shall be provided to the estates and beneficiaries of deceased Employees under the then existing policies of the Employer. As used herein, a "disability" shall have occurred if, as a result of physical or mental incapacity, the Employee shall have been incapable of performing Employee's duties hereunder for a period in excess of twenty six (26) consecutive calendar weeks or an aggregate of thirty (30) weeks in any twelve (12) month period, as determined by the Board (or a committee or officer of the Employer designated by the Board) in its sole discretion. If the Employee disagrees with such determination, the Board (or such designated committee or officer) and the Employee shall select a mutually satisfactory physician to resolve the disagreement and the resolution of such physician shall be binding on both the Employer and the Employee.

          (d) Notwithstanding anything to the contrary contained herein, Employer shall notify Employee no later than January 1st of the year within which the Agreement Term is to expire of its intentions to renew this Agreement for an additional year beyond May 31st of that year.

     3.  Duties.

          The Employee shall exercise such powers and perform such duties and services for the Employer as the Employer may, from time to time, reasonably require, devote his entire time, energy and attention to the business of the Employer and its subsidiaries, and shall not engage in any other business activity. The Employee shall report to Co-Chairman, Bradley Feld or the Chief Executive Officer of Employer, or their respective successors. Employee shall have the title Senior Vice President, Operations of Employer. Employer acknowledges that Employee's religious beliefs prohibit him from working or traveling from sundown Friday nights to sundown Saturday nights and accordingly Employer shall not require Employee to work or travel during that time.

     4. Non-Competition; Nonsolicitation; Confidentiality; Intellectual Property Matters.

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          (a) During the Agreement Term and for a period of one (1) year after the Agreement Term ("Restricted Period"), the Employee will not engage in any capacity in the Web or application hosting business, the Web consulting or development business or in a business substantially similar to or in competition with the business of the Employer that is located or does business in any state in the United States or anywhere throughout the world except as an officer, director, shareholder or employee of Employer or any affiliate thereof.

          (b) During the Restricted Period and for one (1) year thereafter, the Employee will not, unless acting with the express written consent of Employer, directly or indirectly, solicit or interfere with, or endeavor to entice away:

               (i) any person who has rendered services as a subcontractor, consultant or employee or otherwise for the Company with respect to the Business or the Employer or any of their respective affiliates during the twelve (12) month period immediately preceding the date of termination or expiration of this Agreement; or

               (ii) with respect to any business substantially similar to the business in which the Employer or any of its affiliates is or has been engaged on or after the date of this Agreement, any person or entity who was a customer or client of the Employer, the Company or any of their respective affiliates at any point during the twelve (12) months preceding the termination or expiration of this Agreement or any person or entity who requested or received a proposal from the Employer, the Company or any of their respective affiliates within the twelve (12) months preceding the termination or expiration of this Agreement.

          (c) During the Agreement Term and at all times thereafter the Employee agrees to hold in confidence all matters and things related to the business of Employer and each of its direct and indirect subsidiaries or affiliates of a confidential or secret nature (including, without limitation, all private or proprietary information) which the Employee may acquire, learn, develop or create during the Agreement Term and will not, without the written consent of Employer, except in the performance of the Employee's duties as an employee of the Employer, use, publish or disclose any such matter or thing except to the extent that (i) such information is otherwise publicly available or (ii) disclosure is required by applicable law or court order.

          (d) Employee hereby assigns, and agrees to assign, to Employer all of Employee's right, title and interest in and to all inventions, discoveries, improvements, ideas, computer or other apparatus programs and related documentation, and other works of authorship, whether or not patentable, copyrightable or subject to other forms of protection, that are made, created, developed, written or conceived by the Employee during the Agreement Term (and any written or oral extension thereof), whether during or outside of regular work hours, either solely or jointly with another, in whole or in part, either:
(i) in the course of his Employment by Employer or its affiliates, (ii) relating to the actual or anticipated business or research or

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development of Employer or (iii) with the use of Employer's time, material, private or proprietary information, or facilities (herein each designated "Intellectual Property"). Employee agrees to execute (without charge to Employer) a specific assignment of title to Employer and to do anything else reasonably necessary to enable Employer to secure a patent, copyright or other form of protection for Intellectual Property anywhere in the world. Employee acknowledges and agrees that the Intellectual Property created within the scope of Employee's employment are, to the extent copyrightable, works made fore hire, as that term is defined in 17 USC 101, and that all right, title and interest in the Intellectual Property rests in the Employer.

          (e) Employee agrees to execute upon request by Employer from time to time during the Agreement Term, any nondisclosure, intellectual property or confidentiality agreements which Employer may require its employees generally to execute, consistent with the foregoing.

     5.  Compensation.

          (a) As compensation for services to be rendered to the Employer and in consideration for the covenants and agreements of the Employee contained herein, the Employer shall pay to the Employee an annual Base Salary of $200,000 commencing January 1, 2000. At the discretion of the Co-Chairman or Chief Executive Officer of Employer which is subject to the approval of the Compensation Committee of the Board, Employee may receive annual or other increases in the Base Salary during the Agreement Term.

          (b) The Base Salary shall be payable in substantially equal installments and in substantially the same manner that salaries are paid by Employer to other employees in comparable positions with the Employer.

          (c) The Employee shall be eligible for an objective based bonus at the discretion of the Co-Chairman or Chief Executive Officer of Employer, subject to the approval of the Compensation Committee of the Board.

     6.  Vacation.

          The Employee shall be entitled to vacation periods annually during the Employee's employment under this Agreement consistent with the Employer's vacation policy for employees generally.

     7.  Reimbursement for Expenses.

          The Employer shall reimburse the Employee for all reasonable and necessary expenses and other disbursements actually incurred by the Employee for and on behalf of the Employer in the performance of the Employee's duties upon submission of adequate documentation of such expenses and in accordance with Employer's reimbursement policy then in effect.

     8.  Benefits.

          The Employee shall be entitled to participate in any health, medical and dental,

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insurance or similar plan or program of the Employer established or in effect for the benefit of its employees generally.

     9.   Termination By Employer for Cause.

          Termination of this Agreement for "Cause" by the Employer shall mean termination due to the occurrence of any of the following events:

          (a) if the Employee is convicted of any crime (whether or not involving the Employer) which constitutes a felony or involves moral turpitude, fraud or misrepresentation;

          (b) if the Employee exhibits dishonest conduct in connection with Employee's employment, which is fraud, theft or misappropriation or embezzlement of Employer's funds, which Termination shall be effective on the tenth (10th) day after written notice from Employer is delivered to Employee;

          (c) if the Employee shall have breached any of Employee's material obligations under this Agreement, including, without limitation, Employee's agreement not to compete as provided in Section 4 of this Agreement (other than an inadvertent breach as to which Employee shall have discontinued the activity causing the breach within two (2) days following delivery of notice thereof to Employee); or

          (d) if the Employee has habitually failed to follow the reasonable directives of the Employer for the performance of Employee's duties or responsibilities hereunder, including, without limitation, Employee's duties and responsibilities under Section 3 hereof, after due notice to the Employee, and a reasonable opportunity to be heard by a Co-Chairman or the Chief Executive Officer of the Employer within one (1) month after the giving of such notice and to correct such failure.

     10.  Certain Remedies.

          In the event the Employer terminates this Agreement for Cause, all of the Employee's rights under this Agreement shall thereupon terminate and Employee shall be entitled only to all accrued and unpaid portions of the Base Salary through the date of such termination, and to all vested benefits under any employee benefit plans maintained by the Employer, whether funded or unfunded, accrued through the date of such termination. In the event the Employer terminates this Agreement other than for Cause, Employee shall be entitled to receive, in addition to all vested benefits described in the preceding sentence, a severance payment equal to the greater of (i) the balance of the Base Salary due under this Agreement had Employer not so terminated the Agreement or (ii) an amount equal to twelve months of Employee's then current Base Salary. Notwithstanding the foregoing, any such termination shall be without prejudice to any right the Employee may have to continue to participate, on a post-

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employment basis, in any retirement plan of Employer now existing or established hereafter for the benefit of its employees in general or any health plan of Employer, to the extent Employee is eligible under the general provisions thereof or as required by applicable law, including, without limitation, COBRA.



     11.  Notice.

          Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by registered mail, postage prepaid: if to the Employee at Employee's address set forth on the first page hereof, or at such other address as Employee shall designate by written notice to the Employer, and if to the Employer at Two Manhattanville Road, Purchase, New York 10577, Attention: General Counsel, or at such other address as Employer shall designate by notice to the Employee.


     12.  Successors and Assigns.

          This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that Employer may assign this Agreement to any affiliate or successor entity resulting from a merger, consolidation, sale of stock of Employer or sale of substantially all of the assets of Employer.


     13.  Governing Law; Jurisdiction.

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflict
of law rules.   Employer and Employee submit and consent to the exclusive
jurisdiction of the state and federal courts located in the State of New York, Counties of New York or Westchester with respect to any legal actions between them relating to this Agreement.


     14.  Only Contract Relating to Employment; Amendments.

          This Agreement supersedes any prior contracts relating to employment between the Employee and the Employer and constitutes the full and complete agreement between the Employee and the Employer in such respect and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement cannot be changed, modified or amended and no provision or requirement hereof may be waived without the consent in writing of the Employee and the Employer.

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     15.  Headings.

          The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.




     16.  Severability.

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any provision contained in this Agreement is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision so that in its reduced form any such restriction shall thereafter be enforceable to the maximum extent permitted by law. It is the intent of the parties hereto that the covenants contained in this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Employer).


     17.  Counterparts.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the Employer and the Employee have caused this Agreement to be executed as of the date first above written.


                              INTERLIANT, INC.

                              By:    /s/ Bradley A. Feld
                                 ----------------------------------------
                                    Bradley A. Feld, Co-Chairman


                              Employee:

                              By:   /s/ Kristian Nelson
                                  ---------------------------------------
                              Kristian Nelson

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